UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported)

                              January 19, 1999
                              ----------------


                             FFY FINANCIAL CORP.
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           (Exact name of registrant as specified in its charter)


    Delaware                        0-21638                   34-1735753
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(State or other             (Commission File Number)        (IRS Employer
jurisdiction of                                             Identification
incorporation)                                                  Number)


724 Boardman-Poland Road, Youngstown, Ohio                       44512
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 (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:           330-726-3396
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                                     N/A
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        (Former name or former address, if changed since last report)


Item 5.     Other Events
-------     ------------

      On January 19, 1999, the Registrant issued the attached press release.


Item 7.     Financial Statements and Exhibits
-------     ---------------------------------

      (a)   Exhibits

            1.  Press release, dated January 19, 1999.


                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       FFY FINANCIAL CORP.

Date:   January 21, 1999               By:  /s/  Jeffrey L. Francis
      -----------------------               ------------------------------
                                            Jeffrey L. Francis,
                                            President and CEO


For Immediate Release                    For Further Information:
Tuesday, January 19, 1999                Jeff Francis, President and CEO
                                         Terri Liutkus, Treasurer and CFO
                                         330/726-3396 - phone
                                         330/758-1356 - fax

                   FFY Financial Corp. Reports 2nd Quarter
            Net Income, 100% Stock Dividend and Regular Dividend

      Youngstown, Ohio, January 19, 1999 - FFY Financial Corp. (NASDAQ:
FFYF) announced net income for the its second fiscal quarter ended December 31, 1998 of $2.0 million, or $.27 per diluted share after restatement for a 100% stock dividend which was declared today. Net income for the current quarter compared to net income for the prior period quarter of $1.9 million, or $.25 per diluted share after restatement for the stock dividend. Diluted earnings per share without the restatement would have been $.54 for the quarter ended December 31, 1998 and $.50 for the quarter ended December 31, 1997. Current quarter performance represents a 5% increase in net income and an 8% increase in earnings per diluted share over the quarter ended December 31, 1997.

      Assets totaled $672.7 million at December 31, 1998, an increase of $21.0 million, or 3% from $651.7 million at June 30, 1998. The increase in assets was primarily the result of growth in the securities portfolio, which increased $29.4 million during the period and totaled $170.2 million at December 31, 1998.

      Net loans receivable declined $12.5 million, or 3% during the six months ended December 31, 1998 and totaled $469.9 million, including $849,000 in loans available for sale at December 31, 1998. The decline in loans was principally due to repayments on short-term loans made to customers in June 1998 to fund their stock subscriptions in an initial public offering by a local financial institution that converted from a mutual to stock form of ownership. Deposits totaled $456.7 million at December 31, 1998, an increase of $12.7 million, or 3% from $444.0 million at June 30, 1998. Long-term borrowings, which increased $35.0 million during the six-month period ended December 31, 1998, were used to fund growth in the securities portfolio and to repay short-term repurchase agreements and short-term borrowings.

      On January 15, 1999, the Company announced the formation of a new real estate affiliate combining the operations of its existing real estate affiliate, First Real Estate, Ltd., dba David B. Roberts Co., with Coldwell Banker United Group Realtors to form Coldwell Banker FFY Real Estate (Coldwell Banker/FFY). Both full service real estate firms currently operate in the Mahoning Valley with a combined staff of eighty agents and five offices. Once completed, with operations to take effect February 1, 1999, Coldwell Banker/FFY will have more than 20% of the Youngstown area real estate market with sales expected to exceed $70.0 million. The former Moonraker restaurant will serve as the new headquarters for Coldwell Banker/FFY and branch locations will continue to operate in Canfield and Liberty. The three office sites are strategically located to provide broad coverage of the Mahoning Valley market.

      At its meeting on January 19, 1999 the Company's board of directors declared its regular quarterly dividend of 22.5 cents per share to be paid on February 11, 1999 to shareholders of record on January 29, 1999. Also at its meeting on January 19, 1999, the board of directors declared a 100% stock dividend, which is equivalent to a two for one stock split, to be paid on March 5, 1999 to shareholders of record on February 19, 1999.

      On October 7, 1998 the Company announced its intention to repurchase 5%, or 198,026 of its then outstanding shares of common stock in open market transactions over a twelve-month period which began on October 13, 1998. To date and before adjustment for the stock split, 107,575 shares have been repurchased at an average price of $31.52 per share. The number of shares remaining in the current repurchase program will be adjusted to reflect the 100% stock dividend mentioned above.

      Except for the historical information contained herein, the matters discussed in this press release may be deemed to be forward-looking statements that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area and competition, and other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended June 30, 1998 and Form 10-Q for the quarter ended September 30, 1998. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.


FFY FINANCIAL CORP. AND SUBSIDIARIES
(unaudited)


                                                    December 31,    June 30,       %
Selected Consolidated Financial Condition Data:         1998          1998      Change
-----------------------------------------------     ------------    -------     ------
($ in thousands)

Total assets                                          $672,755      $651,746      3%
Loans receivable, net                                  469,066       482,463     -3%
Loans available for sale                                   849             0     NM
Allowance for loan losses                                2,679         2,740     -2%
Non-performing assets                                    3,616         3,324      9%
Securities available for sale                          170,160       140,793     21%
Deposits                                               456,665       444,017      3%
Short-term repurchase agreements (1)                     9,478        13,088    -28%
Long-term repurchase agreements (1)                     51,300        51,300      0%
Short-term borrowed funds                               29,500        33,985    -13%
Long-term borrowed funds                                35,000             0     NM
Stockholders' equity                                    82,399        84,216     -2%




                                                     Three months ended                     Six months ended
                                                        December 31,                          December 31,
                                             ----------------------------------    -----------------------------------
                                                                           %                                      %
Selected Consolidated Operations Data:         1998          1997        Change      1998          1997         Change
--------------------------------------       -------       -------       ------    -------       -------        ------
($ in thousands except per share amounts)

Total interest income                        $12,384       $12,004          3%     $24,545       $23,963          2%
Total interest expense                         6,742         6,351          6%      13,453        12,826          5%
                                             ---------------------                 ---------------------
    Net interest income                        5,642         5,653          0%      11,092        11,137          0%
Provision for loan losses                        124           184        -33%         250           326        -23%
                                             ---------------------                 ---------------------
    Net interest income after
     provision for loan losses                 5,518         5,469          1%      10,842        10,811          0%
Service charges                                  218           183         19%         417           352         18%
Gain (loss) on sale of securities                 (7)           51       -114%          58           100        -42%
Gain on sale of loans                            277             2         NM          389             2         NM
Other non-interest income                        194           143         36%         437           252         73%
Total non-interest expense                    (3,138)       (2,920)         7%      (6,265)       (5,681)        10%
                                             ---------------------                 ---------------------
    Income before income taxes                 3,062         2,928          5%       5,878         5,836          1%

Income tax expense:
  Federal                                      1,007           988          2%       1,919         1,993         -4%
  State                                           22             0         NM           41             0         NM
                                             ---------------------                 ---------------------
Net income                                   $ 2,033       $ 1,940          5%     $ 3,918       $ 3,843          2%
                                             =====================                 =====================

Basic earnings per share                     $  0.28 (2)   $  0.26 (2)      8%     $  0.54 (2)   $  0.51 (2)      6%
                                             =====================                 =====================

Diluted earnings per share                   $  0.27 (2)   $  0.25 (2)      8%     $  0.52 (2)   $  0.49 (2)      6%
                                             =====================                 =====================

<F1>  - Securities sold under agreements to repurchase.
<F2>  - Earnings per share figures have been restated in accordance with
        Statement of Financial Accounting Standards No. 128 - Earnings per Share, to reflect a 100% stock dividend declared on January 19, 1999. Without this restatement, basic and diluted earnings per share would have been $0.56 and $0.54, respectively, for the three months ended December 31, 1998, compared to $0.51 and $0.50, respectively, for the three months ended December 31, 1997. Basic and diluted earnings per share would have been $1.07 and $1.04, respectively, for the six months ended December 31, 1998, compared to $1.02 and $0.98, respectively, for the six months ended December 31, 1997.
<FNM> - Not a meaningful measure of performance.
Note: Certain amounts in the 1997 consolidated operations data have been reclassified to conform with the 1998 presentation.


FFY FINANCIAL CORP. AND SUBSIDIARIES
(unaudited)



                                                             Three months ended             Six months ended
                                                                December 31,                  December 31,
                                                         --------------------------    --------------------------
Selected Financial Ratios and Other Data:                   1998           1997           1998           1997
-----------------------------------------                -----------    -----------    -----------    -----------

Performance Ratios:
  Return on average assets (1)                             1.22% (8)      1.27% (8)      1.19% (8)      1.26% (8)
  Return on average equity (2)                             9.82% (8)      9.30% (8)      9.46% (8)      9.27% (8)
  Interest rate spread information:
    Average during period (3)                              3.01% (8)      3.29% (8)      3.00% (8)      3.22% (8)
    End of period (3)                                      2.93%          3.04%          2.93%          3.04%
  Net interest margin (3) (4)                              3.60% (8)      3.90% (8)      3.59% (8)      3.83% (8)
  Operating expense to average assets                      1.88% (8)      1.91% (8)      1.90% (8)      1.86% (8)
  Efficiency ratio (5)                                    49.52%         48.77%         50.75%         48.35%

Performance Ratios Excluding Affiliates (7):
  Return on average assets (1)                             1.24% (8)      1.29% (8)      1.21% (8)      1.27% (8)
  Return on average equity (2)                             9.96% (8)      9.47% (8)      9.63% (8)      9.35% (8)
  Operating expense to average assets                      1.80% (8)      1.82% (8)      1.81% (8)      1.82% (8)
  Efficiency ratio (5)                                    48.20%         47.24%         49.20%         47.57%

Quality Ratios (end of period):
  Non-performing assets to total assets                    0.54%          0.62%          0.54%          0.62%
  Allowance for loan losses to non-performing assets      74.09%         74.80%         74.09%         74.80%
  Allowance for loan losses to gross loans outstanding     0.56%          0.61%          0.56%          0.61%

Capital Ratios:
  Equity to total assets at end of period                 12.25%         13.56%         12.25%         13.56%
  Average equity to average assets                        12.41%         13.67%         12.59%         13.58%
  Book value per share                                   $10.64  (9)    $10.27  (9)    $10.64  (9)    $10.27  (9)
  Tangible book value per share                          $10.63  (9)    $10.26  (9)    $10.63  (9)    $10.26  (9)
  Change in book value and tangible book value
   per share due to SFAS No. 115                         $ 0.15  (9)    $ 0.12  (9)    $ 0.15  (9)    $ 0.12  (9)
  Ratio of average interest-earning assets to
   average interest-bearing liabilities                    1.15  x        1.15 x         1.14 x         1.14 x

<F1> - Ratio of net income to average total assets.
<F2> - Ratio of net income to average equity.
<F3> - Ratio is presented on a fully taxable equivalent basis using the company's federal statutory tax rate of 34%.
<F4> - Net interest income divided by average interest earning assets -
       calculated without consideration of the unrealized gain on securities available for sale.
<F5> - Ratio is calculated withot consideration to goodwill amortization and gain on sale of securities.
<F6> - Cash dividends declared per share divided by diluted earnings per share.
<F7> - Ratios presented are not inclusive of the operations of the company's real estate and insurance affiliates which began operations in September 1997 and April 1998, respectively.
<F8> - Annualized.
<F9> - Book value per share figures have been restated in accordance with
       Statement of Financial Accounting Standards No. 128 - Earnings per Share, to reflect a 100% stock dividend declared on January 19, 1999. Without this restatement, the book value per share figures would have been twice the amount shown above.
